Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                    Three Months
                                                                       Ended
                                                                  March 31, 2000
                                                                ----------------
                                                          (Dollars in thousands)

EARNINGS
   Income from Continuing Operations before
     income taxes                                                      $ 80,758
      Add (Deduct):
        Minority Share of Cellular Losses                                  (420)
        Earnings on Equity Method                                        (8,725)
        Distributions from Minority Subsidiaries                          5,481
                                                                       ---------
                                                                       $ 77,094

      Add fixed charges:
        Consolidated interest expense                                     9,155
        Amortization of debt expense and discount on indebtedness           204
        Interest Portion (1/3) of Consolidated Rent Expense               2,319
                                                                       ---------
                                                                       $ 88,772
                                                                       =========

FIXED CHARGES
      Consolidated interest expense                                    $  9,155
      Amortization of debt expense and discount on indebtedness             204
      Interest Portion (1/3) of Consolidated Rent Expense                 2,319
                                                                       ---------
                                                                       $ 11,678
                                                                       =========

RATIO OF EARNINGS TO FIXED CHARGES                                         7.60
                                                                       =========
   Tax-Effected Preferred Dividends                                    $     60
    Fixed Charges                                                         11,678
                                                                       ---------
      Fixed Charges and Preferred Dividends                            $ 11,738
                                                                       =========
RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                                 7.57
                                                                       =========